EXHIBIT 99.1

Synaptics to Acquire DisplayLink, Extending Video Interface Market Leadership

Highly Complementary Acquisition Accelerates IoT Diversification Strategy

SAN JOSE, Calif., July 20, 2020 – Synaptics Incorporated (Nasdaq: SYNA) today announced the signing of a definitive agreement to acquire DisplayLink Corp., a leader in high-performance video compression technology, for $305 million in an all-cash transaction. The deal is expected to close in Synaptics’ first quarter of fiscal year 2021, subject to customary closing conditions, and be financed from existing cash on hand. Synaptics expects the transaction to add approximately $94 million in annualized sales and be immediately accretive to non-GAAP gross margins, non-GAAP operating margins, and non-GAAP earnings post-close.

DisplayLink’s high performance software compression technology enables universal docking and casting of high bandwidth video from any device to any display using any transport medium such as USB, Ethernet or Wi-Fi. For the Enterprise IT market, the solution supports multi-OS environments including Windows, MacOS, ChromeOS and Ubuntu Linux enabling a myriad of devices to seamlessly dock to multiple high resolution (4K, 8K) displays.

“Several market trends such as work from home (WFH), bring your own device (BYOD) and office hoteling coupled with the growing need for multiple, high resolution displays in enterprises are driving demand for universal docking and casting solutions,” said Michael Hurlston, President and CEO of Synaptics. “DisplayLink’s track record of success and strong market validation coupled with Synaptics’ leadership in commercial docking solutions positions us well to capitalize on these trends and deliver compelling solutions to our combined customer base.”

The DisplayLink acquisition, in addition to the recently announced acquisition of Broadcom’s wireless IoT connectivity portfolio, further accelerates Synaptics’ long-term IoT diversification strategy. The combined roadmap is capable of delivering solutions that drive up to four 4K displays, adds support for emerging 8K/10K displays and the upcoming USB4 standard, and uniquely enables high-performance, dynamic wireless video docking and casting.

“Synaptics is a recognized leader in video interface solutions and this combination creates an exciting opportunity for DisplayLink to bring greater value to our customers,” said Graham O’Keeffe, CEO of DisplayLink. “Our video compression technology is the perfect complement to Synaptics’ current product portfolio, and the combination of our world-class engineering teams will be able to address both existing opportunities and exciting new use cases.”

Webcast and Conference Call information:

Synaptics will host a teleconference and webcast to discuss the transaction today July 20, 2020 at 2:00 p.m. Pacific Time. To access the call dial 866-548-4713 and enter access code 6280512.

Supplementary slides and a live and archived webcast of the conference call will be accessible from the “Investor Relations” section of the company’s website at https://investor.synaptics.com/.

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About Synaptics:

Synaptics is the pioneer and leader of human interface solutions, bringing innovative and intuitive user experiences to intelligent devices. Synaptics’ broad portfolio of touch, display, biometrics, voice, audio, and multimedia products is built on the company’s rich R&D, extensive IP and dependable supply chain capabilities.

With solutions designed for mobile, PC, smart home, and automotive industries, Synaptics combines ease of use, functionality and aesthetics to enable products that help make our digital lives more productive, secure and enjoyable. (Nasdaq: SYNA). Join Synaptics on Twitter, LinkedIn, and Facebook, or visit www.synaptics.com.

Synaptics, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.

For further information, please contact:

Investor Relations

Jason Tsai

Synaptics

jason.tsai@synaptics.com

Public Relations

David Hurd

Synaptics

david.hurd@synaptics.com

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, including our expectations regarding the proposed transaction between Synaptics and DisplayLink, the expected timetable for completing the transaction and the potential benefits of the transaction, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to: the possibility that various conditions to the consummation of the proposed transaction between Synaptics and DisplayLink will not be satisfied or waived; the ability to successfully integrate the acquired business into our portfolio; the failure to realize the anticipated benefits of the transaction; the ability to successfully integrate the acquired business into our portfolio; the risk that our business, results of operations and financial condition and prospects may be materially and adversely affected by the COVID-19 pandemic and that significant uncertainties remain related to the impact of COVID-19 on our business operations and future results, including our fourth quarter fiscal 2020 business outlook; the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 29, 2019 (including that the impact of the COVID-19 pandemic may also exacerbate the risks discussed therein); and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements.